UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2006

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 309 GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		0000000
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (310) 410-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006 the Board of Directors of Herbalife Ltd. (the "Company"), based on the recommendation of the Compensation Committee, adopted the following changes in compensation for its non-employee directors, effective as of April 28, 2006:

1. Established a general annual retainer for Board Committee members of $5,000 per annum.
2. Increased the annual retainer for the Chair of the Audit Committee to $20,000, increased the annual retainer for the Chair of the Compensation Committee to $20,000 and increased the annual retainer for the Chair of the Nominating and Corporate Governance Committee to $10,000. Committee Chair Annual Retainers are in addition to the general annual retainer established for Board Committee members.
3. Increased compensation for attendance at Audit Committee meetings to $3,500 per meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

10.1 Summary of Board Committee Compensation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

May 2, 2006	By:	/s/ Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Summary of Board Committee Compensation